      As filed with the Securities and Exchange Commission on September 1, 2000

Registration No. 333 —__________

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL MOTORS CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	38-0572515

(State or Other Jurisdiction of	(I.R.S. Employer

Incorporation or Organization)	Identification Number)

300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter R. Bible
 Chief Accounting Officer
General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert L. Messineo, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Warren G. Andersen, Esq. General Motors Corporation 300 Renaissance Center Detroit, Michigan 48265 (313) 665-4921	John A. Marzulli, Jr., Esq. Shearman & Sterling 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of the Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amounts to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Unit(1)	Aggregate Offering Price(1)	Registration Fee(1)

Common Stock, par value $1-2/3 per share	42,000,000	$72.13	$3,029,460,000	$799,777.44

      (1) Pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant’s Common Stock reported on the NYSE on August 25, 2000.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 1, 2000

PRELIMINARY PROSPECTUS

General Motors Corporation

42,000,000 Shares

of

Common Stock, par value $1-2/3 per share

_____________________

      The selling stockholder identified on page 3 is offering to sell up to 32,053,422 shares of our common stock, par value $1-2/3 per share. We will not receive any of the proceeds from such sales. In addition, we are registering 9,946,578 shares of our common stock, par value $1-2/3 per share, which we may issue from time to time to settle certain derivative transactions.

      The selling stockholder may sell its shares of common stock, par value $1-2/3 per share, from time to time on terms to be determined at the time of sale.

      To the extent required, the specific shares of common stock, par value $1-2/3 per share, to be sold and the terms of the offering with respect to a particular sale will be set forth in an accompanying prospectus supplement. We have paid substantially all of the costs of this offering, estimated at $840,452.

      The selling stockholder and any broker-dealers, agents or underwriters that participate in the distribution of the common stock, par value $1-2/3 per share, may be deemed to be underwriters under the Securities Act of 1933, as amended. Any commission received by them and any profit on the resale of the common stock, par value $1-2/3 per share, purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Our common stock, par value $1-2/3 per share, is quoted on the New York Stock Exchange and traded under the symbol “GM.” On August 31, 2000, the reported last sale price for our common stock, par value $1-2/3 per share, was $72.19 per share.

_________________

      Investing in our common stock involves risks. See the documents that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for a discussion of certain risks and uncertainties that you should consider.

_______________

      Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is September  , 2000.

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
Registration Rights Agreement
Opinion of Warren G. Andersen
Consent of Independent Auditors

i

WHERE YOU CAN FIND MORE INFORMATION

      General Motors Corporation is subject to the information requirements of the Securities Exchange Act of 1934 and files reports and other information with the Securities and Exchange Commission. You may inspect and copy reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC located at 7 World Trade Center, Room 1300, 13th Floor, New York, NY 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. You can also obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section of the SEC by calling the SEC at 1-800-SEC-1330. Reports and other information are also available at a website maintained by the SEC that contains reports, proxy and information statements and other information that registrants files electronically with the SEC. The address of this site is: http://www.sec.gov. Our common stock, par value $1-2/3 per share, is quoted on the New York Stock Exchange under the symbol “GM.”

      We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the offering of these securities. This prospectus does not contain all of the information contained in the Registration Statement. For further information about General Motors Corporation and our common stock, par value $1-2/3 per share, please see our Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any and information that we file later with the SEC will automatically update and supersede previously filed information including information contained in this document.

      We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (including certain information in our definitive proxy statement for the 2000 annual meeting of stockholders);

2.	Our Current Report on Form 8-K, dated August 2, 1999 (filed January 14, 2000);

3.	Our Current Report on Form 8-K, dated January 13, 2000;

4.	Our Current Report on Form 8-K, dated January 20, 2000;

5.	Our Current Report on Form 8-K, dated February 1, 2000;

6.	Our Current Report on Form 8-K, dated February 25, 2000;

7.	Our Current Report on Form 8-K, dated March 1, 2000;

8.	Our Current Report on Form 8-K, dated March 6, 2000;

9.	Our Current Report on Form 8-K, dated March 7, 2000;

10.	Our Current Reports on Form 8-K, dated March 13, 2000;

11.	Our Current Reports on Form 8-K, dated March 31, 2000;

12.	Our Current Report on Form 8-K, dated April 13, 2000;

13.	Our Amended Current Report on Form 8-K/A, dated April 18, 2000;

14.	Our Current Report on Form 8-K, dated April 27, 2000;

15.	Our Current Report on Form 8-K, dated May 2, 2000;

16.	Our Current Report on Form 8-K, dated May 4, 2000;

17.	Our Current Reports on Form 8-K, dated May 9, 2000;

18.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2000, filed with the SEC on May 15, 2000;

19.	Our Current Reports on Form 8-K, dated June 6, 2000;

20.	Our Current Report on Form 8-K, dated June 12, 2000;

21.	Our Current Report on Form 8-K, dated July 25, 2000;

22.	Our Quarterly Report on Form 10-Q for the period ended June

30, 2000 filed with the SEC on August 14, 2000;

23.	Our Current Report on Form 8-K, dated August 16, 2000;

24.	Our Current Report on Form 8-K, dated August 24, 2000;

25.	Our description of the $1 2/3 Par Value Common Stock set forth in Article Fourth of the GM Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to our Current Report on Form 8-K, dated June 24, 1999.

      We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits (unless an exhibit is specifically incorporated in this prospectus by reference). You may obtain some of the documents incorporated by reference in this document at GM’s Internet World Wide Web site, http://www.gm.com by selecting “The Company” and then selecting “Investor Information.” The information on our World Wide Web site is not part of this prospectus. Written and telephone requests for any of these documents should be directed to us at: GM Fulfillment Center, MC 480-000-FC1, 30200 Stephenson Hwy., Madison Heights, MI 48071; telephone (313) 667-1500, select menu option #2.

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus, and, if given or made, that information or those representations must not be relied upon as having been authorized by General Motors Corporation or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation or an offer to buy any securities other than those specifically offered in this prospectus or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where that offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, create any implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to their respective dates.

THE COMPANY

      Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000 and our telephone number is (313) 556-5000. Unless otherwise indicated or the context otherwise requires, all references to “General Motors”, “GM”, “we” or “us” include General Motors Corporation and its direct and indirect subsidiaries.

USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of common stock, par value $1-2/3 per share, which may be offered by the selling stockholder identified in this prospectus or any supplement hereto. The shares of common stock, par value $1-2/3 per share, which may be offered by GM are to be issued in settlement of certain derivative transactions that have been or may be entered into by GM, in lieu of cash settlement of such transactions, and, accordingly, the issuance of those shares will not otherwise generate proceeds to GM.

SELLING STOCKHOLDER

      We issued 32,053,422 shares of General Motors common stock, par value $1-2/3 per share, to the selling stockholder, Fiat Auto Partecipazioni S.p.A., in July 2000 in connection with our industrial alliance with Fiat S.p.A. formed pursuant to a Master Agreement, dated as of March 13, 2000. The selling stockholder is a wholly owned subsidiary of Fiat S.p.A. These 32,053,422 shares of our common stock, par value $1-2/3 per share, may be offered by the selling stockholder or its permitted transferees pursuant to this prospectus or any supplement hereto.

      As part of this transaction, we also entered into a registration rights agreement with Fiat S.p.A., dated as of July 24, 2000, pursuant to which we agreed to file a registration statement under the Securities Act of 1933 to register the resale of the shares of our common stock, par value $1-2/3 per share, issued to the selling stockholder, and to keep this registration statement effective for as long as permitted by Rule 415 under the Securities Act, but not later than July 24, 2002. However, our obligation to keep this registration statement effective will terminate sooner in certain circumstances specified in the registration rights agreement.

      The following table sets forth the number of shares beneficially owned by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of the offering of shares by this prospectus or any supplement hereto because the selling stockholder may offer all, some or none of the shares. There currently are no agreements, arrangements or understandings with respect to the sale of any of the shares other than as provided in the registration rights agreement.

		Number of	Percent of Outstanding
	Number of Shares	Shares Registered	Shares Beneficially Owned
Name of Selling Stockholder	Beneficially Owned	for Sale Hereby	After Offering

Fiat Auto Partecipazioni S.p.A.	32,053,422	32,053,422	0	%(1)

(1)	Assuming all of the selling stockholder’s shares offered by this prospectus are sold in the offering.

      Other than the industrial alliance described above, the selling stockholder listed above has had no material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

      GM is registering 32,053,422 shares on behalf of the selling stockholder named above. All of such shares were issued by us to the selling stockholder in connection with our industrial alliance with Fiat S.p.A. The selling stockholder named above or its permitted transferees under the registration rights agreement (collectively, the “Selling Stockholders”) may sell their shares from time to time in one or more transactions. The Selling Stockholders will act independently of GM in making decisions with respect to the timing, manner and size of each sale.

      The sales may be made on any national securities exchange or quotation service on which the shares may be listed at the time of sale or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through underwriters, broker-dealers or agents. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in privately negotiated transactions; and

•	in underwritten offerings.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales. The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      The Selling Stockholders have advised GM that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders. The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. GM will make copies of this prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers or to the New York Stock Exchange, as applicable, at or prior to the time of any sale of the shares.

      GM will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer or through an underwritten offering. Such supplement will disclose:

•	the name of each such Selling Stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares will be offered for sale;

•	the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

      Our registration rights agreement with Fiat Auto Partecipazioni S.p.A. provides for indemnification by GM of the Selling Stockholders and their respective directors, officers and controlling persons against liabilities in connection with the offer and sale of the shares of our common stock, par value $1-2/3 per share, including liabilities under the Securities Act, and requires us to contribute to payments that the Selling Stockholders and their respective directors, officers, and controlling persons may be required to make in respect thereof. The registration rights agreement also provides that, in certain instances, the Selling Stockholders will first negotiate with GM regarding GM’s repurchase of shares before offering the shares for sale to others.

      GM is registering 9,946,578 shares of its common stock, par value $1-2/3 per share, to issue in settlement of certain derivative transactions that it has entered into or may enter into, if GM elects to settle such transactions by delivery of shares of its common stock, par value $1-2/3 per share. In these derivative transactions, GM will typically purchase for cash from a financial institution shares of its common stock, par value $1-2/3 per share, and be obligated to deliver to the financial institution at a specified future date any difference in the notional value of such shares, based on trading prices to be determined during a prescribed period before such date. GM has the option to settle these derivative obligations either in cash or through delivery of shares of its common stock, par value $1-2/3 per share.

      GM will bear all costs, expenses and fees in connection with the registration of the shares offered pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares owned by them. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

      Warren G. Andersen, Attorney, Legal Staff of General Motors Corporation, will pass upon the validity of the common stock, par value $1-2/3 per share, being offered pursuant to this prospectus. Mr. Andersen beneficially owns shares of GM common stock, par value $1-2/3 per share, including shares subject to options.

EXPERTS

      The consolidated financial statements and the related financial statement schedule of General Motors Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1999 and incorporated by reference in this document, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this document, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      The financial statements of Hughes Electronics Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in Exhibit 99 to the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1999 and incorporated by reference in this document, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this document, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The estimated amounts of the expenses of and related to the offering are as follows:

Registration Fee — Securities and Exchange Commission	$799,777

Accounting fees and expenses	$20,000

Legal fees and expenses	$20,000

Printing and engraving expenses	$—

Miscellaneous	$675

Total	$840,452

Item 15. Indemnification of Directors and Officers

      Delaware General Corporation Law

      Under Section 145 of the Delaware General Corporation Law, General Motors is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

      Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

      Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

      Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

      Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Restated Certificate of Incorporation, as amended

      The GM Restated Certificate of Incorporation, as amended, provides that no director of General Motors shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

By-Laws

      Under Article V of the GM By-Laws, General Motors shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the GM Board of Directors. General Motors shall pay the expenses of directors and officers incurred in defending any such actions or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the GM By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the GM By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the GM By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the GM Restated Certificate of Incorporation, as amended, or the GM By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Insurance

      General Motors is insured against liabilities which it may incur by reason of Article V of the GM By-Laws. In addition, directors and officers are insured, at GM’s expense, against liabilities which might arise out of their employment and which are not subject to indemnification under Article V of the GM By-Laws.

      Pursuant to a resolution adopted by the GM board on December 1, 1975, General Motors to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of General Motors, or any of them, who incur or are threatened with personal liability, including expense, under ERISA or any amendatory or comparable legislation or regulation thereunder.

Item 16. Exhibits

      The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.

Item 17. Undertakings

1.	The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made hereunder, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 1, 2000.

GENERAL MOTORS CORPORATION

By:	/s/WARREN G. ANDERSEN

Warren G. Andersen

Assistant Secretary

POWER OF ATTORNEY

      The undersigned officers and directors of General Motors Corporation (GM), hereby constitute and appoint Warren G. Andersen, Martin I. Darvick, Anne T. Larin, William R. Kager, and Kelly K. Francis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities (including his or her capacity as an officer and director of GM), to sign this registration statement and any or all amendments (including post-effective amendments) to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2000 and September 1, 2000 in the capacities indicated.

SIGNATURE	CAPACITY

/s/JOHN F. SMITH, JR. (John F. Smith, Jr.)	Chairman of the Board of Directors

/s/HARRY J. PEARCE	Vice Chairman of the Board of Directors
(Harry J. Pearce)

/s/G. RICHARD WAGONER, JR.	President, Chief Executive Officer and Director
(G. Richard Wagoner, Jr.)

/s/JOHN D. FINNEGAN	Executive Vice President and Acting Chief
John D. Finnegan	Financial Officer/Principal Financial Officer

/s/ ERIC A. FELDSTEIN
Eric A. Feldstein	Vice President and Treasurer/Principal Financial Officer

/s/WALLACE W. CREEK Wallace W. Creek	Comptroller/Principal Accounting Officer

/s/PETER R. BIBLE (Peter R. Bible)	Assistant Comptroller and Chief Accounting Officer/Principal Accounting Officer

/s/PERCY BARNEVIK (Percy Barnevik)	Director

/s/JOHN H. BRYAN (John H. Bryan)	Director

/s/THOMAS E. EVERHART (Thomas E. Everhart)	Director

/s/GEORGE M.C. FISHER (George M.C. Fisher)	Director

/s/NOBUYUKI IDEI (Nobuyuki Idei)	Director

/s/KAREN KATEN (Karen Katen)	Director

/s/J. WILLARD MARRIOTT, JR. (J. Willard Marriott, JR.)	Director

/s/ECKHARD PFEIFFER (Eckhard Pfeiffer)	Director

/s/LLOYD D. WARD (Lloyd D. Ward)	Director

/s/DENNIS WEATHERSTONE (Dennis Weatherstone)	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page No.

4.1	Registration Rights Agreement, dated as of July 24, 2000, between	II-8

General Motors Corporation, Fiat Auto Partecipazioni S.p.A. and Fiat

S.p.A.

5.1	Opinion of Warren G. Andersen, Esq.	II-34

23.1	Consent of Independent Auditors.	II-36

23.2	Consent of Warren G. Andersen, Esq. (included in the opinion of Warren	N/A

G. Andersen, Esq., filed as Exhibit 5.1)

24.1	Power of Attorney (included on page II-5 of this registration statement).	N/A